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                                                                    Exhibit 10.3

                [On St. Francis Capital Corporation Letterhead]



                             _______________, 1998


Board of Directors
Reliance Bancshares, Inc.
3140 South t Street
Milwaukee, WI  53215

Ladies and Gentlemen:

         On June ___, 1998, St. Francis Capital Corporation, a Wisconsin corporation (the "Acquiror"), and Reliance Bancshares, Inc., a Wisconsin corporation ("Company"), entered into an Agreement and Plan of Reorganization (the "Agreement") providing, among other things, for the merger of the Company with and into Acquiror (the "Merger"). The undersigned is a shareholder of the Company (a "Shareholder") and a director or an executive officer of the Company, and pursuant to Section 5.13 of the Agreement, hereby enters into this voting agreement (the "Voting Agreement") with respect to shares of common stock, $1.00 par value per share, of the Company held of record or beneficially owned by such Shareholder ("Company Common Stock").

         The Shareholder understands that Acquiror has undertaken and will continue to undertake substantial expenses in connection with the Agreement and the actions necessary to consummate the Merger and the other transactions contemplated thereby. In consideration of, and as a condition to, Acquiror consummating the transactions contemplated by the Agreement, and in consideration of the expenses incurred and to be incurred by Acquiror in connection therewith, the Shareholder and Acquiror agree as follows:

         1. The Shareholder agrees to be present (in person or by proxy) or to cause the holder of record on the applicable record date (the "Record Holder") to be present (in person or by proxy) at all meetings of shareholders of the Company called to vote for approval of the Merger or any transactions contemplated by the Agreement so that all of the shares of Company Common Stock then owned of record or beneficially by him or her will be counted for the purpose of determining the presence of a quorum at such meetings, and to vote or cause the Record Holder to vote all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby.

         2. The Shareholder agrees not to vote or execute or to cause the Record Holder to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Agreement and the transactions contemplated thereby.

         3. The Shareholder agrees to use his or her best efforts to cause the Merger and the other transactions contemplated by the Agreement to be consummated.
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St. Francis Capital Corporation
_____________, 1998
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         4.      Prior to the Effective Time (as defined in Section 1.02 of the
Agreement or termination of this Agreement, as the case may be), the Shareholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 6 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any shares of Company Common Stock owned of record or beneficially by such Shareholder, whether such shares of Company Common Stock are owned of record or beneficially by such Shareholder on the date of this Voting Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (i) for transfers by will or by operation of law (in which case this Voting Agreement shall bind the transferee); (ii) for sales, assignments, transfers or other dispositions necessitated by hardship with the prior written consent of the Acquiror; (iii) for sales or transfers to the Company in exercise of Company stock options, provided, however, that shares of Company Common Stock issued in exercise of such options shall be subject to the terms of this Voting Agreement; or (iv) as Acquiror may otherwise agree in writing.

         5. Shareholder will vote, or cause the Record Holder to vote, the shares of Company Common Stock against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Agreement, or which could reasonably be expected to result in any of the conditions to the Company's obligations under the Agreement not being fulfilled and will vote, or cause the Record Holder to vote, such shares of Company Common Stock against any Acquisition Proposal (as defined below).

         6. The Shareholder will not, directly or indirectly, initiate, solicit or knowingly encourage (including the furnishing of nonpublic information) or take any action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition proposal (as defined below). The Shareholder shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to all inquiries and proposals which he or she may receive relating to any of such matters and if such inquiry or proposal is in writing the Shareholder shall deliver a copy of such inquiry or proposal promptly to Acquiror.

         7. For purposes of this Voting Agreement, Acquisition Proposal" shall mean any of the following involving the Company or any of its Subsidiaries (other than the transactions contemplated under the Agreement):
(a) any merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge,
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St. Francis Capital Corporation
_____________, 1998
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transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (de) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         8. The Shareholder represents that (i) the Shareholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of the Voting Agreement; (ii) assuming the due authorization, execution and delivery by the Acquiror and the Company, this Voting Agreement constitutes a valid and binding agreement with respect to such shareholder, enforceable against such Shareholder in accordance with its terms except that
(a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought; and (iii) such Shareholder owns the shares of Company Common Stock free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever ("Liens") except as noted below, and has sole and unrestricted voting power with respect to such shares of Company Common Stock.

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         9.      The Shareholder acknowledges receipt and review of a copy of the Agreement. Notwithstanding any other provision of this Voting Agreement, the provisions of this Voting Agreement shall not prohibit or restrain the Shareholder from complying with his fiduciary obligations as a director or executive officer of the Company.
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St. Francis Capital Corporation
_____________, 1998
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         10.     Notwithstanding anything herein to the contrary, the
agreements contained herein shall remain in full force and effect until the earlier of (i) the consummation of the Merger; or (ii) the termination of the Agreement in accordance with Article Ten hereof.

         11.     Notices may be provided to Acquiror in the manner specified in
                 Section 12.04 of the Agreement.

         12. This Voting Agreement is to be governed by the laws of the State of Wisconsin, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions shall not be affected.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.



                                        Very truly yours,


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

Accepted and agreed to as of
the date first above written.

ST. FRANCIS CAPITAL CORPORATION


By:
    --------------------------------
       William R. Hotz, Secretary